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                                                                      EXHIBIT 23
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in (i) the Registration Statments on Form S-8 (Nos. 33-12072; 33-26814; 33-33413; 33-41409; 33-60628;
33-57001; 33-55987; and 33-63208, (ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-51435) and (iii) the Prospectus constituting part of Post-Effective Amendment 1-D on Form S-8 to the Registration Statement on Form S-14 (No.2-87755) of Santa Fe Pacific Corporation of our report dated February 21, 1995 appearing on page 19 of the 1994 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ PRICE WATERHOUSE LLP

    Price Waterhouse LLP


Kansas City, Missouri
March 29, 1995